EXECUTION VERSION Conifer Holdings, Inc. $30,000,000 8% Subordinated Notes due September 29, 2032 ______________ NOTE PURCHASE AGREEMENT ______________ Dated September 29, 2017 25598028

TABLE OF CONTENTS Section Page 1.AUTHORIZATION OF THE NOTES ................................................................................. 1 2.SALE AND PURCHASE OF THE NOTES ........................................................................ 1 3.CLOSING ............................................................................................................................... 1 4.CONDITIONS TO CLOSING .............................................................................................. 2 4.1. Representations and Warranties ....................................................................... 2 4.2. Performance; No Default ................................................................................. 2 4.3. Adverse Development Cover ........................................................................... 2 4.4. Compliance Certificates ................................................................................... 2 4.5. Purchase Permitted By Applicable Law, etc. .................................................. 3 4.6. Opinion of Counsel .......................................................................................... 3 4.7. Repayment of Existing Indebtedness ............................................................... 3 4.8. Payment of Fees ............................................................................................... 3 4.9. Proceedings and Documents ............................................................................ 3 5.REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................ 3 5.1. Organization; Power and Authority ................................................................. 3 5.2. Authorization, etc. ............................................................................................ 4 5.3. Disclosure ......................................................................................................... 4 5.4. No Conflict ....................................................................................................... 4 5.5. Organization and Ownership of Shares of Subsidiaries; Affiliates ................ 5 5.6. Financial Statements; Material Liabilities ....................................................... 5 5.7. Governmental Authorizations, etc. .................................................................. 6 5.8. Litigation; Observance of Agreements, Statutes and Orders .......................... 6 5.9. Taxes................................................................................................................. 6 5.10. Title to Property; Leases .................................................................................. 7 5.11. Intellectual Property ......................................................................................... 7 5.12. Private Offering by the Company .................................................................... 7 5.13. ERISA............................................................................................................... 7 5.14. Use of Proceeds; Margin Regulations ............................................................. 8 5.15. Existing Indebtedness; Future Liens ................................................................ 8 5.16. Investment Company Act ................................................................................. 9 5.17. Solvency ........................................................................................................... 9 5.18. Foreign Assets Control Regulations, Etc. ........................................................ 9 25598028

6.REPRESENTATIONS OF THE PURCHASER ................................................................ 10 6.1. Purchase for Investment ................................................................................. 10 6.2. Tax Matters .................................................................................................... 10 7.INFORMATION AS TO COMPANY................................................................................ 10 7.1. Financial and Business Information............................................................... 10 7.2. Officer’s Certificate ........................................................................................ 12 7.3. Inspection ....................................................................................................... 12 8.PREPAYMENT OF THE NOTES ..................................................................................... 13 8.1. Optional Prepayments with Premium ............................................................ 13 8.2. Maturity; Surrender, etc. ................................................................................ 14 9.AFFIRMATIVE COVENANTS ......................................................................................... 14 9.1. Compliance with Law .................................................................................... 14 9.2. Insurance ......................................................................................................... 14 9.3. Payment of Taxes and Claims........................................................................ 14 9.4. Corporate Existence, etc. ............................................................................... 15 9.5. Post-Closing Matters ...................................................................................... 15 9.6. ERISA............................................................................................................. 15 10.NEGATIVE COVENANTS .............................................................................................. 15 10.1. Merger, Consolidation, etc ............................................................................. 15 10.2. Indebtedness ................................................................................................... 16 10.3. Acquisitions .................................................................................................... 17 10.4. Restricted Payments ....................................................................................... 17 10.5. Sale-Leaseback Transactions ......................................................................... 17 10.6. Change in Existing Investment Policies ........................................................ 17 10.7. Restriction on Guarantees .............................................................................. 17 10.8. Economic Sanctions, etc. ............................................................................... 18 11.FINANCIAL COVENANTS ............................................................................................. 18 11.1. Tangible Effective Net Worth ........................................................................ 18 11.2. Fixed Charge Coverage Ratio ........................................................................ 18 11.3. Dividend Paying Capacity .............................................................................. 18 11.4. Net Uncollateralized Reinsurance Recoverables ........................................... 18 11.5. Risk-Based Capital ......................................................................................... 18 11.6. Consolidated Debt to Tangible Capital.......................................................... 19 12.EVENTS OF DEFAULT ................................................................................................... 19 ii 25598028

13.REMEDIES ON DEFAULT. ............................................................................................ 21 13.1. Acceleration .................................................................................................... 21 13.2. Other Remedies .............................................................................................. 21 13.3. Rescission ....................................................................................................... 21 13.4. No Waivers or Election of Remedies, Expenses, etc. ................................... 22 14.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .................................. 22 14.1. Registration of Notes ...................................................................................... 22 14.2. Transfer and Exchange of Notes .................................................................... 22 14.3. Replacement of Notes .................................................................................... 23 15.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 23 16.PAYMENTS ON THE NOTES ........................................................................................ 23 16.1. Place of Payment ............................................................................................ 23 16.2. Interest ............................................................................................................ 23 16.3. Deferral of Interest ......................................................................................... 24 17.SUBORDINATION OF THE NOTES ............................................................................. 25 17.1. Note Subordinate to Senior Debt ................................................................... 25 17.2. No Payment When Senior Debt in Default; Payment Over of Proceeds Upon Dissolution, Etc. ................................................................... 25 17.3. Payment Permitted If No Default................................................................... 27 17.4. Subrogation to Rights of Holders of Senior Debt ......................................... 27 17.5. Provisions Solely to Define Relative Rights ................................................. 27 17.6. No Waiver of Subordination Provisions ........................................................ 28 17.7. Notice to Holders ........................................................................................... 28 17.8. Reliance on Judicial Order or Certificate of Liquidating Agent ................... 28 18.EXPENSES, ETC .............................................................................................................. 29 18.1. Transaction Expenses ..................................................................................... 29 18.2. Certain Taxes .................................................................................................. 29 18.3. Other Taxes .................................................................................................... 30 18.4. Tax Treatment ................................................................................................ 30 18.5. Survival .......................................................................................................... 30 19.AMENDMENT AND WAIVER ...................................................................................... 30 19.1. Requirements .................................................................................................. 30 19.2. Binding Effect, etc. ......................................................................................... 31 20.NOTICES ........................................................................................................................... 31 iii 25598028

21.CONFIDENTIAL INFORMATION ................................................................................. 31 22.MISCELLANEOUS .......................................................................................................... 32 22.1. Successors and Assigns .................................................................................. 32 22.2. Accounting Terms .......................................................................................... 33 22.3. Payments Due on Non-Business Days ........................................................... 33 22.4. Severability ..................................................................................................... 33 22.5. Construction ................................................................................................... 33 22.6. Counterparts ................................................................................................... 34 22.7. Governing Law ............................................................................................... 34 22.8. Jurisdiction and Process; Waiver of Jury Trial .............................................. 34 22.9. No Recourse Against Others .......................................................................... 35 SCHEDULE A -- INFORMATION RELATING TO PURCHASERS SCHEDULE B -- DEFINED TERMS SCHEDULE 5.3(a) -- Other Documents SCHEDULE 5.3(b) -- Other Disclosures SCHEDULE 5.5 -- Subsidiaries of the Company and Ownership of Subsidiary Stock SCHEDULE 5.6 -- Financial Statements SCHEDULE 5.15 -- Permitted Liens SCHEDULE 10.2 -- Existing Indebtedness EXHIBIT 1 -- Form of 8% Subordinated Note due September 29, 2032 iv 25598028

Conifer Holdings, Inc. 550 West Merrill Street, Suite 200 Birmingham, MI 48009 8% Subordinated Notes due September 20, 2032 September 29, 2017 TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A: Ladies and Gentlemen: Conifer Holdings, Inc., a Michigan corporation (the “Company”), agrees with each of the Purchasers as follows: 1. AUTHORIZATION OF THE NOTES. The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 8% Subordinated Notes due September 29, 2032 (the “Notes"). Each Note shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. 2. SALE AND PURCHASE OF THE NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, each Note in the principal amount specified opposite each Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. 3. CLOSING. The sale and purchase of each Note to be purchased by each Purchaser shall occur at the offices of the Company, 550 W. Merrill Street, Suite 200, Birmingham, Michigan 48009, at 2:00 p.m., Eastern Standard Time, at a closing (the “Closing”) on September 29, 2017 (the “Closing Date”), or on such other Business Day thereafter on or prior to September 29, 2017 as may be agreed upon by the Company and each Purchaser. At the Closing the Company will deliver to each Purchaser a Note to be purchased by each such Purchaser dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by each Purchaser to the Company in the amount of 25598028 the purchase price by wire transfer of immediately available funds for the account of the Company to account number 1852580065 at Comerica Bank, Detroit Michigan, (Wire Instructions: ABA 072000096, Account 1852580065, For the benefit of: Conifer Holdings, Inc., 550 W. Merrill Street, Suite 200, PO BOX 3003, Birmingham, MI 48009). If at the Closing the Company shall fail to tender a Note to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to each Purchaser's satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure by the Company to tender such Note or any of the conditions specified in Section 4 not having been fulfilled to its satisfaction. 4. CONDITIONS TO CLOSING. Each Purchaser's obligation to purchase and pay for a Note to be sold to such Purchaser at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions: 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing. 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of each Note (and the application of the proceeds thereof) no Default or Event of Default shall have occurred and be continuing. 4.3. Adverse Development Cover. The Company acquiring the SwissRe Adverse Development Cover as described in the document “ADC Binding Quote Conifer 2017 08 31.” 4.4. Compliance Certificates. (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated on the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled. (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of each Note and the Agreements and the Company's organizational documents as then in effect. 2

4.5. Purchase Permitted By Applicable Law, etc. On the date of the Closing such Purchaser's purchase of a Note shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. 4.6. Opinion of Counsel. Such Purchaser shall have received an opinion in form and substance satisfactory to such Purchaser, dated the date of the Closing from Honigman Miller Schwartz and Cohn LLP, counsel for the Company, covering the matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser). 4.7. Repayment of Existing Indebtedness. Such Purchaser shall have received evidence of the repayment, discharge and termination of all indebtedness, obligations and Liens under and with respect to that certain Existing Credit Facility. 4.8. Payment of Fees. The Company shall have paid on the Closing the agreed out of pocket and documented fees, charges and disbursements of such Purchaser and its counsel in an amount not to exceed $50,000. 4.9. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its counsel may reasonably request. 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that: 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in 3 good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and each Note and to perform the provisions hereof and thereof. 5.2. Authorization, etc. This Agreement and each Note have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 5.3. Disclosure. This Agreement, the financial statements listed in Schedule 5.6 and the documents, certificates or other writings delivered to such Purchaser by or on behalf of the Company prior to the Closing Date in connection with the transactions contemplated hereby and identified in Schedule 5.3(a) (this Agreement and such documents, certificates or other writings and such financial statements delivered to such Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2016 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company except as Schedule 5.3(b) that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. 5.4. No Conflict. The execution, delivery and performance by the Company of this Agreement and each Note will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any 4

Governmental Authority applicable to the Company or any Subsidiary. 5.5. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.5 contains complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers. (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.5 as being owned by the Company and its Subsid- iaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.5). (c) Each Subsidiary identified in Schedule 5.5 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.5 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits (subject to standard insurance regulations) or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. 5.6. Financial Statements; Material Liabilities. The Company has delivered to the holder of each Note copies of the financial state- ments of the Company and its Subsidiaries listed on Schedule 5.6. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents (including Schedule 5.3(b) hereto). 5

5.7. Governmental Authorizations, etc. Each of the Company and its Subsidiaries holds all necessary permits, approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the Insurance Subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, (collectively, the “Insurance Licenses”) as the case may be, or as may be required by any applicable insurance statutes of such states or other jurisdictions of and from Governmental Authorities necessary to conduct their respective businesses as now being conducted, (collectively, including the Insurance Licenses, the “Governmental Licenses”) and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to hold such Governmental Licenses or the receipt of an unfavorable decision, ruling or finding in respect of any such proceeding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in such compliance would not, singly or in the aggregate, have a Material Adverse Effect. 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in viola- tion of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 5.9. Taxes. The Company and its Subsidiaries have filed all income and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith 6 by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP on the financial statements of the Company and its Subsidiaries listed on Schedule 5.6. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended December 31, 2016. 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, in each case free and clear of any Lien other than Permitted Liens. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. 5.11. Intellectual Property. (a) the Company and its Subsidiaries own or possess all licenses, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others; (b) to the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (c) to the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries. 5.12. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. 5.13. ERISA. Neither Company nor any ERISA Affiliate maintains or contributes or has any direct or indirect, actual or contingent liability, or has, at any time within the past six years, 7 maintained, contributed to or had any direct or indirect, actual or contingent liability, with respect to any Plan. There was no unfunded past service liability of any pension plan maintained by the Company or an ERISA Affiliate as of the Closing Date, and there is no failure to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or any existing material liability with respect to any Plan owed to the PBGC or any successor thereto. 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for the acquisition by one or more of its Subsidiaries of the SwissRe Adverse Development Cover as described in the document “ADC Binding Quote Conifer 2017 08 31”, the repayment of the Existing Credit Facility and working capital purposes. The Company is not engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of, or otherwise for any purpose which would violate the provisions of, Regulation T, U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. 5.15. Existing Indebtedness; Future Liens. (a) Schedule 10.2 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Closing Date. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in Schedule 5.15 and for Permitted Liens, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien. (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company. 8

5.16. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940. 5.17. Solvency. On the Closing Date and immediately after the consummation of the transactions to occur pursuant to this Agreement, the Company and its Subsidiaries will be, taken as a whole, Solvent. 5.18. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Notes hereunder: (i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws; (ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or (iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws. (d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all 9 applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti- Corruption Laws. 6. REPRESENTATIONS OF THE PURCHASER. 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing each Note for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that each Note has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register any Note. 6.2. Tax Matters. Each Purchaser represents that it and each of its beneficial owners is either: (1) a United States person (within the meaning of Section 7701(a)(30) of the Code), or (2) not a “bank” described in Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code. Each Purchaser shall deliver to the Company on or prior to the date it acquires a Note and from time to time thereafter upon the reasonable request of the Company (or the expiration, obsolescence or material inaccuracy of any form previously delivered) an executed original of, as applicable, (a) Internal Revenue Service Form W-8BEN, W-8BEN-E, or other appropriate W-8, or (b) Internal Revenue Service Form W-9. 7. INFORMATION AS TO COMPANY. 7.1. Financial and Business Information. The Company shall deliver to the holder of each Note: (a) Quarterly Statements – as soon as available, but in any event not later than 60 days after the end of each fiscal quarter (excluding the fourth fiscal quarter of each fiscal year) commencing with the fiscal quarter ending September 30, 2017), (i) copies of the Company’s quarterly report filed on Form 10-Q promulgated under the Securities Exchange Act of 1934 prepared in compliance with the requirements therefor and filed or required to be filed with the Securities and Exchange Commission and (ii) a copy of each Insurance Subsidiary’s financial statements for such fiscal quarter, including a balance sheet as of the end of such fiscal quarter and the related statements of income and retained earnings for such fiscal quarter, each prepared in accordance with SAP and certified by an officer of 10 the applicable Insurance Subsidiary; (b) Annual Statements – as soon as available, but in any event not later than 100 days after and as of the end of each fiscal year of the Company (i) a copy of the Company’s annual report on Form 10-K promulgated under the Securities Exchange Act of 1934 for such fiscal year prepared in accordance with the requirements therefor and filed or required to be filed with the Securities and Exchange Commission and (ii) a copy of each Insurance Subsidiary’s financial statements for such fiscal year, including a balance sheet as of the end of such fiscal year and the related statements of income and retained earnings for such fiscal year, each prepared in accordance with SAP (commonly referred to as the “Yellow Book” statements) and certified by an officer of the applicable Insurance Subsidiary; (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary (x) to any holders of Senior Debt or any Indebtedness incurred pursuant to Section 10.2(d) hereunder or (y) to its public securities holders generally, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material and (iii) all significant reports and financial statements related to Company and/or any of its Subsidiaries filed with any Regulatory Agency; (d) Notice of Default or Event of Default -- promptly, and in any event within five (5) Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 12(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (e) Proceedings – promptly, and in any event within five (5) Business Days of receipt thereof, copies of any notice of the commencement of (i) any action, suit or proceeding against or affecting the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority relating to any license or licenses of any Insurance Subsidiaries (representing singularly or in the aggregate 10% or more of gross written premiums of the Company and its Subsidiaries) that may be revoked, not renewed or otherwise impaired, or (ii) any other action, suit or proceeding that would reasonably be expected to have a Material Adverse Effect. (f) Notices from Governmental Authority -- promptly, and in any event within five (5) Business Days of receipt thereof, copies of (i) any notice to the Company or any Subsidiary from an Insurance Regulatory Authority to the effect 11 that any license or licenses of any Insurance Subsidiaries (representing singularly or in the aggregate 10% or more of gross written premiums of the Company and its Subsidiaries) will be revoked, not renewed or otherwise impaired, or (ii) any other notice from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under each Note as from time to time may be reasonably requested by any such holder of a Note. 7.2. Officer’s Certificate. Each set of financial statements delivered to the holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth: (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the covenants set forth in Section 11 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervi- sion, a review of the transactions and conditions of the Company and its Sub- sidiaries from the beginning of the quarterly or annual period covered by the state- ments then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto. 7.3. Inspection. The Company shall permit the representatives of the holder of a Note: (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to examine all of its books of account, records, reports and other papers, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and 12

(with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. 8. PREPAYMENT OF THE NOTES. 8.1. Optional Prepayments with Premium. (a) The Company shall not have the right to prepay the Notes prior to July 31, 2018. On any date on or after July 31, 2018, through and including October 31, 2018, the Company may, at its option, upon notice as provided in clause (c) below, prepay at any time all of the Notes at 100% of the principal amount outstanding, plus the accrued but unpaid interest accrued to but excluding the date of payment. (b) The Company shall not have the right to prepay the Notes on any date after October 31, 2018 and until September 30, 2020. On any date on or after September 30, 2020, the Company may, at its option, upon notice as provided in clause (c) below, prepay at any time all of the Notes at 105% of the principal amount outstanding, plus the accrued but unpaid interest accrued to but excluding the date of payment. Any repayment, prepayment or redemption of the Notes made on or after September 30, 2020, in each case whether or not as a result of any Event of Default, any voluntary, involuntary or automatic acceleration of the Notes and/or the exercise of remedies by any holder of a Note, shall be at 105% of the principal amount outstanding, plus the accrued but unpaid interest accrued to but excluding the date of repayment, prepayment or redemption. (c) The Company will give the holder of a Note written notice of each optional prepayment under this Section 8.1 not less than 30 days prior to the date fixed for such prepayment under Section 8.1(a) or Section 8.1(b). Each such notice shall specify such date and the aggregate principal amount of the Notes outstanding and to be prepaid on such date, and the interest (and premium, if applicable) to be paid on the prepayment date with respect to such principal (and premium, if applicable) amount being prepaid. Prepayment notice provided by the Company does not accelerate the Company’s obligation to pay any portion of the Notes and any such prepayment notice may be conditioned upon the completion of any financing for such prepayment. From and after the date fixed for such prepayment, unless the Company shall fail to pay such principal amount when so due and payable, interest on such principal amount shall cease to accrue. 13

8.2. Maturity; Surrender, etc. Upon payment or prepayment of each Note in full, such Note shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount. 9. AFFIRMATIVE COVENANTS. The Company covenants that so long as the Notes are outstanding: 9.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 9.2. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective proper- ties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. 9.3. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all income and other material Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such Tax if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Taxes in the aggregate would not reasonably be expected to have a Material Adverse Effect. 14

9.4. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Except as otherwise permitted in this Agreement, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Ad- verse Effect. 9.5. Post-Closing Matters. On or before October 31, 2017, the Company shall consummate a common equity raise in the amount of $5,000,000 and deliver to each Purchaser evidence of same on the date of such raise. 9.6. ERISA. None of the Company nor any of its ERISA Affiliates shall maintain, contribute to or have any actual or contingent, direct or indirect obligation to maintain or contribute to, any employee benefit plan that is subject to Title I or Title IV of ERISA or section 4975 of the Code. 10. NEGATIVE COVENANTS. The Company covenants that so long as the Notes are outstanding: 10.1. Merger, Consolidation, Disposition of Assets, etc. The Company shall not consolidate with or merge with any other Person, liquidate, wind-up or dissolve itself, or convey, dispose, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, outside the ordinary course of its business, unless: (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, disposition, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each Note and (ii) shall have caused to be delivered to the Required Holders an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments 15 effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (c) immediately after giving pro forma effect to such transaction, the successor, survivor or transferee Person shall be in compliance with the financial covenants set forth in Section 11 hereof; (d) the successor, survivor or transferee Person and its Subsidiaries shall be engaged primarily in the business engaged in by the Company and its Subsidiaries as of the Closing Date; and (e) contemporaneously with the closing of such transaction, the Company shall have delivered to the holder of each Note an officers’ certificate stating that such transaction and the requirements of this Section 10.1 have been satisfied. No such transaction or conveyance, disposition, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.1 from its liability under this Agreement or the Notes. 10.2. Indebtedness. The Company will not, and will not permit its Subsidiaries to, become or remain obligated for any Indebtedness, except: (a) Indebtedness to each holder of a Note; (b) Indebtedness of the Company under Capital Leases in existence as of the date hereof not to exceed $100,000 for office machinery; (c) Indebtedness of the Company in an principal amount not to exceed $10,000,000 in the aggregate; (d) Indebtedness existing as of the Closing Date and listed on Schedule 10.2; and (e) purchase money Indebtedness incurred in connection with the acquisition of fixed assets in an aggregate amount not exceeding $1,000,000 incurring during any single fiscal year of the Company and $3,000,000 in the aggregate at any time outstanding. 16

10.3. Acquisitions. The Company shall not, and shall cause its Subsidiaries to not, purchase or otherwise acquire, or become obligated for the purchase of all or substantially all of the assets or business interests of any Person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition with a purchase price or consideration in excess of $10,000,000; provided, further, that, immediately before and after giving effect to such transaction, (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (b) the Company shall be in pro forma compliance with the financial covenants set forth in Section 11 hereof. 10.4. Restricted Payments. The Company shall not declare or pay any dividends or make any other distribution upon its equity interests if at the time declared or paid or if after giving effect thereto (a) a Default or Event of Default (or event which with the giving of notice or the passage of time or both would constitute an Event of Default) shall have occurred and be continuing or would result therefrom or (b) the Company shall not be in pro forma compliance with the financial covenants set forth in Section 11 hereof. 10.5. Sale-Leaseback Transactions. The Company will not, and will not permit its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets, in excess of $1,500,000 in the aggregate through the Maturity Date. 10.6. Change in Existing Investment Policies. The Company will not, and will not permit its Subsidiaries to, permit or suffer any material adverse change in its investment policies with respect to cash and marketable securities that would have a Material Adverse Effect on the Company or its Subsidiaries. 10.7. Restriction on Guarantees. The Company will not, and will not permit its Subsidiaries to, enter into any Guaranty of any Indebtedness of any other Person, except by endorsement for deposit in the ordinary course of business and guarantees of Indebtedness otherwise permitted pursuant to Section 10.2. 17

10.8. Economic Sanctions, etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws. 11. FINANCIAL COVENANTS. The Company covenants that so long as the Notes are outstanding it will, and will to the extent applicable cause its Subsidiaries to: 11.1. Tangible Net Worth. Maintain as of the end of each fiscal quarter of the Company a Tangible Net Worth of not less than $45,000,000 as of September 30, 2017, or $50,000,000 thereafter. 11.2. Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending March 31, 2018, maintain as of the end of each fiscal quarter of the Company a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0. 11.3. Dividend Paying Capacity. Not permit the Dividend Paying Capacity of any Insurance Subsidiary for any fiscal year to be less than $1,000,000. This Section does not apply to Red Cedar Insurance Company. 11.4. Reinsurance Retentions. Not permit reinsurance contracts to have a greater retention (or deductible) than those in place as of July 1, 2017. 11.5. Risk-Based Capital. Not permit “total adjusted capital” (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date of this Agreement (the “Model Act”)) of any of its Insurance Subsidiaries as of the last day of each fiscal year to be less than 300% of the applicable “authorized control level of risk-based capital” (within the meaning of the Model Act) for such Insurance Subsidiary. This Section does not apply to Red Cedar Insurance Company. 18

11.6. Consolidated Debt to Tangible Capital. Commencing with the fiscal quarter ending December 31, 2017, not permit the ratio of the total Consolidated Indebtedness to the Total Capital to exceed 0.45 to 1.00. For purposes of the foregoing calculation, solely with respect to any revolving credit facility of the Company permitted to be incurred hereunder, only amounts drawn or otherwise outstanding thereunder shall be considered Indebtedness. 12. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal (or premium, as applicable) on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), (e) or (f), Section 9.4, Section 9.5, Section 10, Section 11 or Section 17.7; or (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 12); or (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing fur- nished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make- whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the per- formance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to 19

be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,500,000 (or its equivalent in the relevant currency of payment); or (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing of a petition against it for relief or reorganization or rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or (h) a court of competent jurisdiction or Governmental Authority enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, rehabilitator, supervisor, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization, rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up, rehabilitation, liquidation or any similar relief of or with respect to the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or (i) a final order, orders, judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; (j) if any of the Insurance Subsidiaries shall be prohibited by any Regulatory Agency from issuing new insurance policies in any jurisdiction and such prohibition shall have a Material Adverse Effect on such Insurance Subsidiary’s business; or (k) if the operation of the Company or any of its Subsidiaries shall become 20 subject to the control of any Regulatory Agency, other than in the normal course of business. 13. REMEDIES ON DEFAULT. 13.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, the Notes then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders, by notice, may declare the Notes to be immediately due and payable. Upon the Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, the Notes will forthwith mature and the entire unpaid principal amount of the Notes, including any applicable premium, plus all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived; provided, that for the avoidance of doubt, the amounts contemplated by 8.1(b) shall be payable in each case whether or not any payment, prepayment or redemption of the Notes is as a result of any Event of Default, any voluntary, involuntary or automatic acceleration of the Notes and/or the exercise of remedies by any holder thereof after September 30, 2020; provided, further, such contemplated amount payable shall be presumed to be liquidated damages sustained by each holder of a Note as the result of the early payment and termination and the Company agrees that it is reasonable under the circumstances. 13.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Notes has become or have been declared immediately due and payable under Section 13.1, each holder of a Note at the time outstanding may proceed to protect and enforce the rights of the holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. 13.3. Rescission. At any time after any Note has been declared due and payable pursuant to Section 13.1, the holder of such Note then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences (and such rescission and annulment shall be deemed to occur if such action is approved by the Required Holders) if (a) the Company has paid all overdue interest on such Note and all principal (and premium, 21 as applicable) on such Note that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal (and premium, as applicable) and (to the extent permitted by applicable law) any overdue interest in respect of such Note, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to such Note. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. 13.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of the holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon the holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of any Note on demand such further amount as shall be sufficient to cover all costs and expenses of the holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.. 14.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. 14.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 14.1), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, 22 address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.1. 14.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 14.1) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. 15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and each Note, the purchase and the payment of any Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and each Note embodies the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. 16. PAYMENTS ON THE NOTES. 16.1. Place of Payment. Subject to Section 16.2 and the Schedules hereto, payments of principal and interest becoming due and payable on each Note shall be made by the Company to each Purchaser or holder of a Note as set forth on Schedule A hereto or otherwise designated by such Purchaser or holder in writing. 16.2. Interest. 23

Each Note shall bear interest on their principal amount (i) from and including the date of issuance to, but excluding, the fifth anniversary of the Closing Date (the “First Reset Date”), at a rate of 8.00% per annum, (ii) from and including the First Reset Date to, but excluding, the tenth anniversary of the Closing Date (the “Second Reset Date”) at a rate per annum which shall be 1250 basis points above the 5-Year Mid-Swap Rate and (iii) from and including the Second Reset Date until the Maturity Date at a rate per annum which shall be 1500 basis points above the 5-Year Mid-Swap Rate. Interest on each Note will be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the last Business Day of December 2017 (each such date, an “Interest Payment Date”), to the holder of each Note at the close of business on such day (whether or not a Business Day), as the case may be. Interest shall at all times be computed on the basis of a 360-day year consisting of twelve 30-day months. Not less than 10 days prior to the First Reset Date and the Second Reset Date (each a “Reset Interest Determination Date”), the Company shall provide written notice of the applicable 5-Year Mid-Swap Rate (which shall be agreed to by the holder of each Note) and the interest rate that will be applicable commencing as of the First Reset Date or the Second Reset Date, as applicable. 16.3. Deferral of Interest. So long as no Default or Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time to defer the payment of interest of each Note for a period of up to four quarterly interest payment periods in the aggregate through the Maturity Date (any such quarterly interest period, an “Interest Deferral Period”), during which Interest Deferral Period(s), the Company shall have the right to make no payments or partial payments of interest on any Interest Payment Date. No Interest Deferral Period shall end on a date other than an Interest Payment Date and no Interest Deferral Period shall extend beyond the stated maturity of the principal of the Notes or if such extension would cause the Interest Deferral Period to exceed four fiscal quarters in the aggregate through the Maturity Date. No interest shall be due and payable during an Interest Deferral Period (and during such period the interest otherwise payable shall cease), except at the end thereof. At the end of any such Interest Deferral Period, the Company shall pay all interest then accrued and unpaid on each Note, including during the applicable Interest Deferral Periods. Prior to the termination of any quarterly interest payment period within an Interest Deferral Period, the Company may extend such Interest Deferral Period and further defer the payment of interest through the next quarterly interest payment period; provided that (i) all such previous and further extensions comprising such Interest Deferral Period do not exceed four quarterly interest payment periods in the aggregate through the Maturity Date, (ii) no Interest Deferral Period shall end on a date other than an Interest Payment Date, (iii) no Interest Deferral Period shall extend beyond the stated maturity of the principal of the Notes or if such extension would cause the Interest Deferral Period to exceed four fiscal quarters in the aggregate through the Maturity Date and (iv) no Default or Event of Default has occurred and is continuing. Upon the termination of any such Interest Deferral Period and upon the payment of all accrued and unpaid interest then due on any Interest Payment Date, including during the applicable Interest Deferral Periods, the Company may elect to begin a new Interest Deferral Period; provided, that (i) such Interest 24

Deferral Period does not exceed four quarterly interest payment periods in the aggregate through the Maturity Date, (ii) no Interest Deferral Period shall end on a date other than an Interest Payment Date, (iii) no Interest Deferral Period shall extend beyond the stated maturity of the principal of the Notes or if such extension would cause the Interest Deferral Period to exceed four fiscal quarters in the aggregate through the Maturity Date and (iv) no Default or Event of Default has occurred and is continuing. The Company shall notify the holder of each Note to begin any such Interest Deferral Period no later than 10 days prior to the commencement or extension thereof. 17. SUBORDINATION OF THE NOTES. 17.1. Notes Subordinate to Senior Debt. The Company covenants and agrees, and each holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth, the payment of the principal of and any premium and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt. “Senior Debt” means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such proceeding) all Indebtedness of the Company, incurred on or after the date of this Agreement and permitted to be incurred hereunder, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding that the obligations under such instrument are not superior in right of payment to the Notes issued under this Agreement; provided, however, that the amount of such Senior Debt shall in no event exceed $10,000,000; provided, further, that Senior Debt shall not include: (a) any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary; (b) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries; (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities); (d) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including amounts owed for compensation); (e) any capital stock or redeemable stock of the Company or its Subsidiaries; (f) any Indebtedness that is expressly subordinate or junior in right of payment to the Notes; or (g) any Indebtedness incurred in violation of this Agreement. Only Indebtedness of the Company that is Senior Debt shall rank senior to the Notes. Each holder of a Note agrees, if requested by the Senior Lender to execute a Subordination Agreement for the benefit of the Senior Lender consistent with the provisions of this Section 17.1. 17.2. No Payment When Senior Debt in Default; Payment Over of Proceeds Upon Dissolution, Etc. (a) In the event and during the continuation of any default by the Company in the payment of any principal of or any premium or interest on any Senior Debt (following any grace period, if applicable) when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or 25 otherwise, then, upon written notice of such default to the Company and each holder of a Note by the holders of such Senior Debt therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in case, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or any premium or interest on a Note, or in respect of any redemption, repayment, retirement, purchase or other acquisition of a Note. (b) In the event of a bankruptcy, insolvency or other similar proceeding described in the definition of Event of Default (each such event, if any, herein sometimes referred to as a “Proceeding”), all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of a Note on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full. In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Debt, each holder of a Note, together with the holders of any obligations of the Company ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Notes and such other obligations. (c) If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the holder in contravention of any of the terms hereof and before all Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) in full. In the event of the failure of the holder of a Note to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same. 26

(d) Each holder of a Note, at the expense of the Company, shall take such reasonable action (including the delivery of this Agreement to an agent for any holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions, including the execution of a standalone Subordination Agreement. 17.3. Payment Permitted If No Default. Nothing contained herein or elsewhere in this Agreement or in the Notes shall prevent the Company, at any time, except during the pendency of the conditions described above or of any Proceeding, from making payments at any time of principal of and any premium and interest on the Notes. 17.4. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all amounts due or to become due on all Senior Debt, whether in cash, securities or other property, each holder of a Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions hereof (equally and ratably with the holders of all Indebtedness of the Company that by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as each Note is subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and any premium and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which each holder of a Note would be entitled except for these subordination provisions, and no payments made pursuant to these subordination provisions to the holders of Senior Debt by the holder of a Note, shall, as among the Company, its creditors other than holders of Senior Debt, and the holder of a Note, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt. 17.5. Provisions Solely to Define Relative Rights. These subordination provisions are and are intended solely for the purpose of defining the relative rights of each holder of a Note on the one hand and the holders of Senior Debt on the other hand. Nothing contained herein or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as between the Company and each holder of a Note, the obligations of the Company, which are absolute and unconditional, to pay to each holder of a Note the principal of and any premium and interest on the Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company and each holder of a Note and creditors of the Company other than their rights in relation to the holders of Senior Debt or (c) prevent the holder of a Note 27 from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, including filing and voting claims in any Proceeding, subject to the rights, if any, of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the holder. 17.6. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that the holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing sentence, the holders of Senior Debt may, at any time and form time to time, without the consent of or notice to the holder of a Note, without incurring responsibility to such holder of a Note and without impairing or releasing the subordination providing herein or the obligations hereunder of the holder of a Note to the holders of Senior Debt, do any one or more of the following (unless in violation of this Agreement): (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt, (iii) release any Person liable in any manner for the payment of Senior Debt and (iv) exercise or refrain from exercising any rights against the Company and any other Person. 17.7. Notice to Holders. The Company shall give prompt written notice to the holder of a Note of any fact known to the Company that would prohibit the making of any payment in respect of the Notes. 17.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company, each holder of a Note shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto. 28

18. EXPENSES, ETC. 18.1. Transaction Expenses. Except as otherwise provided herein, each party hereto shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and legal counsel. The Company will pay all reasonable and documented costs and expenses (including reasonable attorneys’ fees of a single counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with a Regulatory Agency provided, that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes and provided further that the reasonable costs and expenses incurred in the diligence, negotiation and execution of this Agreement shall not exceed $50,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby; provided that such indemnity shall not, as to any Purchaser or holder of Note, be available to the extent that such judgments, liabilities, claims, orders, decrees, fines, penalties, costs, fees, expenses or obligations (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Purchaser or holder of a Note or (ii) a material breach by such Purchaser or holder of a Note of its express obligations under this Agreement or (y) result from claims of any Purchaser or holder of a Note solely against one or more other Purchasers or holders of a Note. 18.2. Certain Taxes. Any and all payments by the Company or on account of the Note shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires (in the good faith determination of the Company) the deduction or withholding of any Taxes from any such payment, then the Company shall 29

(i) make such deduction or withholding, (ii) timely pay the full amount deducted or withheld to the appropriate Governmental Authority, and (iii) if such Taxes are Indemnified Taxes, pay an additional amount so that the total sum each Purchaser receives net of such deduction or withholding (including any deduction or withholding required with respect to additional amounts) equals the sum that Purchaser would have received had no such deduction or withholding been made. Each Purchaser will use commercially reasonable efforts to cooperate with the Company to reduce any Taxes required to be deducted or withheld from payments by the Company or on account of the Note. The Company and the Subsidiaries shall jointly and severally indemnify each Purchaser, within 10 days of written demand therefor, for the full amount of any Indemnified Taxes paid by such Purchaser on account of the Note or payments thereunder, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. 18.3. Other Taxes. The Company agrees to pay all stamp, documentary or similar Taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added Tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 18, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such Tax or fee required to be paid by the Company hereunder. 18.4. Tax Treatment. The parties agree to treat the Note for all U.S. federal income and Code Chapter 3 and 4 purposes as indebtedness. 18.5. Survival. The obligations of the parties under this Section 18 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement. 19. AMENDMENT AND WAIVER. 19.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders. 30

19.2. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 19 applies the holders of Notes and is binding upon the holders and upon the Company without regard to whether each such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holders of the Notes nor any delay in exercising any rights hereunder or under the Notes shall operate as a waiver of any rights of the holders of such Notes. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. 20. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Purchaser or its nominee, to such Purchaser or it at the address specified for such communications in Schedule A, or at such other address as such Purchaser or it shall have specified to the Company in writing, (ii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Brian Roney, President, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 20 will be deemed given only when actually received. 21. CONFIDENTIAL INFORMATION. For the purposes of this Section 21, “Confidential Information” means in- formation delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by a Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to a Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by a Purchaser or any person acting on its behalf, (c) otherwise becomes known to a Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to a Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by a Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that each 31

Purchaser and each holder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Note), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it may sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it may offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the NAIC or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Note and this Agreement. 22. MISCELLANEOUS. 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that (x) subject to Section 10.1, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder and (y) in the absence of the existence and the continuation of an Event of Default, no Purchaser may assign any of its right, title or interest in and to any Note without the consent of the Company (not to be unreasonably withheld, conditioned or delayed). Any assignee of the Purchaser or any other holder shall execute a joinder to this Agreement. 32

22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10, Section 11 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. 22.3. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on the Notes that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day. 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. 22.5. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, 33 instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State. 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. (c) The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery 34 confirmation requested, to it at its address specified in Section 20 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (d) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holder of such Note may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH. 22.9. No Recourse Against Others. This Agreement, the Notes and the obligations hereunder and thereunder are fully recourse to the Company. No director, officer, employee, incorporator, Affiliate or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or this Agreement or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Note, by accepting such Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. * * * * * 35

The foregoing is hereby agreed to as of the date thereof. ELANUS CAPITAL INVESTMENTS MASTER SP SERIES 3 By: Matthew Moniot Its: Sole Director Signature Page to Note Purchase Agreement

SCHEDULE A INFORMATION RELATING TO PURCHASERS Principal Amount of Name and Address of Purchasers Note to be Purchased Elanus Capital Investments Master SP Series 3 $30,000,000 (1) All payments by wire transfer of immediately available funds to: The Bank of New York Mellon ABA #: 021000018 Account Number 9932228400 Account Name: ELANUS CAP INVS MSTR SP SER 3 with sufficient information to identify the source and application of such funds. (2) All notices of payments and written confirmations of such wire transfers: Address: c/o Elanus Capital Management LLC (the manager) 180 Varick Street Suite 416 New York, NY 10014 Fax: 917-398-5790 Contacts: Matthew Moniot, David Michael and Ling Marquardt Email: mmoniot@elanuscapital.com; dmichael@elanuscapital.com; and lmarquardt@elanuscapital.com (3) All other communications: Address: c/o Elanus Capital Management LLC (the manager) 180 Varick Street Suite 416 New York, NY 10014 Fax: 917-398-5790 Contacts: Matthew Moniot, David Michael and Ling Marquardt Email: mmoniot@elanuscapital.com; dmichael@elanuscapital.com; and lmarquardt@elanuscapital.com With a copy to: 1 Schedule A 25598028

SCHEDULE A Andrew J. Young CLIFFORD CHANCE US LLP 31 West 52nd Street New York, NY 10019 Fax: 212-878-8375 Email: andrew.young@cliffordchance.com 2 Schedule A 25598028

SCHEDULE B DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “5-Year Mid-Swap Rate” means the 5-year semi-annual mid-swap rate as displayed on the Reset Screen Page on the Reset Interest Determination Date. In the event that the 5-year semi-annual U.S. dollar mid-swap rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5-Year Mid-Swap Rate shall be the Reset Reference Bank Rate on the Reset Interest Determination Date. “5-Year Mid-Swap Rate Quotation” means, in each case, the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-date year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month U.S. dollar LIBOR rate (calculated on basis of the actual number of days elapsed in 360-day year). “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement. “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist- related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act. 1 Schedule B 25598028

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b). “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Detroit, Michigan are required or authorized to be closed. “Capital Lease” means, at any time, a lease with respect to which the lessee is or is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP as in effect on the effective date of this Agreement. “Closing” is defined in Section 3. “Closing Date” is defined in Section 3. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time. “Company” means Conifer Holdings, Inc., a Michigan corporation. “Consolidated Indebtedness” means, as at any date of determination, the aggregate amount of all Indebtedness of the Company and its Subsidiaries. “Confidential Information” is defined in Section 21. “Consolidated Net Income” means the net income (or loss) of the Company and its consolidated Subsidiaries for such period, all as determined in accordance with GAAP. “Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means that rate of interest that is 2% per annum above the 2 Schedule B 25598028 rate of interest stated in clause (a) of the first paragraph of each Note. “Disclosure Documents” is defined in Section 5.3. “Dividend Paying Capacity” means for any Insurance Subsidiary for any fiscal quarter end, the greater of (i) net income of such Insurance Subsidiary for the most recent year end or (ii) 10% of Statutory Surplus for such Insurance Subsidiary as of the last day of the most recent quarter end, all as determined in accordance with GAAP or SAP. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incor- porated) that is treated as a single employer together with the Company under section 414 of the Code. “Event of Default” is defined in Section 12. “Excluded Taxes” means any of the following Taxes imposed on or with respect to Purchaser or required to be withheld or deducted from a payment to Purchaser, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Purchaser being organized under the laws of, or having its principal office in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Taxes imposed as a result of a present or former connection between Purchaser and the jurisdiction imposing such Tax (other than connections arising from the Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in the Note or this Agreement), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Purchaser pursuant to a law in effect on the date on which Purchaser acquires a Note except to the extent that, pursuant to Section 18, amounts with respect to such Taxes were payable to such Purchaser’s assignor immediately before such assignee became a party hereto, (c) Taxes attributable to Purchaser’s failure to provide the Company appropriate Tax forms pursuant to Section 6.2, and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of September 29, 2014 (as amended, restated, supplemented or modified from time to time), among the Company and Comerica Bank, and each other Loan Document (as defined therein). 3 Schedule B 25598028

“Exchange Act” means the Securities Exchange Act of 1934, as amended. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, other official administrative guidance promulgated thereunder, any intergovernmental agreements entered into by the United States in connection with the implementation thereof, and any fiscal or regulatory legislation, rules or official guidance adopted pursuant to such intergovernmental agreement. “First Reset Date” is defined in Section 16.2 “Fixed Charge Coverage Ratio” means, as of any date of determination, a ratio, the numerator of which is Consolidated Net Income of the Company less net income from Subsidiaries (to the extent included in Consolidated Net Income when applying the equity basis of accounting, in accordance with GAAP) for the four preceding fiscal quarters ending on such date, plus to the extent deducted in determining Consolidated Net Income, interest expense, depreciation and amortization expenses (only to the extent directly recorded by the Company) for such period, plus the Dividend Paying Capacity of all Insurance Subsidiaries plus dividends received in cash by the Company from its Subsidiaries during such period and the denominator of which is the sum of (A) the amount of all dividends paid by the Company to its shareholders during such period, (B) all scheduled principal and interest payments with respect to the Consolidated Indebtedness of the Company and its Subsidiaries during such period and (C) all payments by the Company with respect to Capital Leases during such period; provided that during an Interest Deferral Period, the amount included in clause (B) shall exclude the amount of all deferred interest permitted to be deferred hereunder. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America. “Governmental Authority” means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including any 4 Schedule B 25598028 securities exchange and any self-regulatory organization (including the NAIC). “Governmental Licenses” is defined in Section 5.7 “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, in- cluding (without limitation) obligations incurred through an agreement, contingent or other- wise, by such Person. “Holder” or "holder" means, with respect to each Note, the Person in whose name the Note is registered in the register maintained by the Company pursuant to Section 14.1. “Indebtedness” shall mean, with respect to any Person, (a) all indebtedness for borrowed money (excluding trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations under Capital Leases, (c) all obligations in respect of letters of credit, acceptances or similar obligations issued or created for the account of the Company or any of its Subsidiaries as of such date, other than insurance contracts issued by the Company or any of its Subsidiaries in the ordinary course of business, (d) net obligations in respect of interest rate or currency obligation swaps, hedges or similar arrangements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), (e) amounts owed as deferred purchase price for the purchase of any property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (g) all liabilities of Company or any Subsidiary under any securitization, any so-called “synthetic lease” or “tax ownership operating lease” or any other off balance sheet transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on a balance sheet of such Person, based on the outstanding amount of such liability if it had been structured as a financing on the balance sheet of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable capital stock, and (i) obligations to guarantee any of the foregoing obligations on behalf of any Person other than the Company and its Subsidiaries; provided that standard trust accounts, deposit requirements or obligations of regulatory agencies and any collateral requirements or obligations of other insurance business partners in the normal course of business shall not constitute Indebtedness. “Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the 5 Schedule B 25598028

Company or its Subsidiaries under this Agreement and the Note. “Insurance Licenses” is defined in Section 5.7. “Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the insurance department or similar governmental authority charged with regulating insurance companies or insurance holding companies, in its state of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business. “Insurance Subsidiary” means any Subsidiary of the Company, the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable requirement of law of its state of domicile. “Interest Deferral Period” is defined in Section 16.3. “Interest Payment Date” is defined in Section 16.2. “LIBOR” means, for each interest period, the offered rate per annum (but not less than 0.00%) for deposits of U.S. dollars for the applicable interest period that appears on Reuters Screen LIBOR01 Page (or the applicable successor page) as of 11:00 a.m. (London, England time) two Business Days prior to the first day in such interest period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Required Holders at which deposits of U.S. dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two Business Days prior to the first day in such interest period by major financial institutions reasonably satisfactory to the Required Holders in the London interbank market or such other market and reference rate acceptable to the holders of the Notes for such interest period for the applicable principal amount on such date of determination. “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the busi- 6 Schedule B 25598028 ness, financial condition, or assets of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes. “Maturity Date” is defined in the first paragraph of each Note. “NAIC” means the National Association of Insurance Commissioners or any successor thereto. “Net Worth” means as of any date of determination shareholders’ equity, including all common stock, Preferred Stock and any minority interests of the Company and its consolidated Subsidiaries as of such date as determined in accordance with GAAP as in effect on the date of this Agreement. “Note” is defined in Section 1. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource- center/sanctions/Programs/Pages/Programs.aspx. “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto. “Permitted Liens” means (A) to the extent incurred in the normal course of business (i) rights of third parties with respect to standard trust accounts, (ii) deposit requirements or similar obligations of regulatory agencies, and (iii) any collateral requirements or obligations of other insurance business partners, (B) Liens securing Indebtedness permitted in Section 10.2(b), Section 10.2(c) or Section 10.2(e), (C) Liens for taxes, fees, assessments or other governmental charges which are not past due or remain payable without penalty or which are disputed in good faith and in appropriate proceedings, and for which the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, and (D) other Liens incurred in the ordinary course or which are not material in amount or nature and which do not secure Indebtedness. “Person” means an individual, partnership, corporation, limited liability 7 Schedule B 25598028 company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. “Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of divi- dends or the payment of any amount upon liquidation or dissolution of such corporation. “Proceeding” is defined in Section 17.2(b). “Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 22.1), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Regulatory Agency” means any state board, commission, department or other regulatory body which regulates insurance companies or insurance holding companies. “Required Holders” means, at any time, the holders of at least 50% of the principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). “Reset Date” means the First Reset Date or the Second Reset Date (as applicable) (each as defined in Section 16.2) “Reset Interest Determination Date” is defined in Section 16.2. “Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5-Year Mid-Swap Rate Quotation provided by five leading swap dealers in the interbank market (selected by the Required Holders) to the paying agent at approximately 11:00 a.m. (New York time) on the Reset Interest Determination Date. If at least three quotations are provided, the 5-Year Mid-Swap Rate will be the arithmetic mean of the 8 Schedule B 25598028 quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5-Year Mid-Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5-Year Mid-Swap Rate will be the quotation provided. If no quotations are provided, the 5-Year Mid-Swap Rate shall be equal to the last available 5-year semi-annual mid-swap rate on the Reset Screen Page. “Reset Screen Page” means Bloomberg screen “USSW5 Curncy” (or any successor page or, if a successor page is unavailable, the equivalent page of Reuters or any comparable provider) as of 11:00 a.m. (New York time). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices and procedures, prescribed or permitted, by the relevant Insurance Regulatory Authority of its state of domicile. “Second Reset Date” is defined in Section 16.2. “Securities Act” means the Securities Act of 1933, as amended from time to time. “Senior Debt” is defined in Section 17.1. “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company. “Senior Lender” means any issuer of Senior Debt. "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent, unliquidated and probable liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital with which to conduct its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a 9 Schedule B 25598028 target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Statutory Surplus” of any Person means the statutory surplus of such Person computed in the manner required for its annual statement of condition and affairs prepared in accordance with SAP. “Subordinated Debt” means all Indebtedness of the Company for borrowed money which is subordinated to the Company’s Indebtedness to the Senior Lender pursuant to a Subordination Agreement. “Subordination Agreements” means the subordination agreements executed from time to time by the Required Holders in favor of the Senior Lender in each case in form and substance acceptable to the Senior Lender and the Required Holders. “Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Tangible Net Worth” means as of any date Net Worth less the Intangible Assets of the Company and its consolidated Subsidiaries, all determined as of such date. For purposes of this Agreement, “Intangible Assets” means the amount (to the extent reflected in determining such Net Worth) of goodwill, patents, trademarks, service marks, trade names, customer lists, renewal rights, copyrights, organization, and research and/or developmental expenses. “Taxes” means all means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Total Capital” means (i) the Consolidated Indebtedness plus (ii) Net Worth. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations 10 Schedule B 25598028 promulgated thereunder from time to time in effect. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. 11 Schedule B 25598028

EXHIBIT 1 This instrument and the rights and obligations evidenced hereby are subordinate in right of payment to the prior payment in full, in the manner and to the extent set forth in that certain Note Purchase Agreement (as amended, restated, amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”) dated as of September 29, 2017, among Conifer Holdings, Inc. (“Issuer”) and the Purchasers party thereto, to the Senior Debt (as such term is defined in the Note Purchase Agreement) and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the subordination provisions set forth in the Note Purchase Agreement. [FORM OF NOTE] CONIFER HOLDINGS, INC. 8% SUBORDINATED NOTE DUE SEPTEMBER 29, 2032 No. [_____] [Date] $[_______] FOR VALUE RECEIVED, the undersigned, CONIFER HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Michigan, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS on September 29, 2032 (the "Maturity Date") with interest (computed on the basis of a 360-day year of twelve 30-day months). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Note Purchase Agreement. From and including the date of issuance of this Note, but excluding, the fifth anniversary of the Closing Date, interest shall accrue and be payable at a rate of 8% per annum (the “First Reset Date”). From and including the First Reset Date to, but excluding, the tenth anniversary of the Closing Date (the “Second Reset Date”), interest shall accrue and be payable at a rate per annum which shall be 1250 basis points above the 5-Year Mid- Swap Rate. From and including the Second Reset Date until the Maturity Date, interest shall accrue and be payable at a rate per annum which shall be 1500 basis points above the 5-Year Mid-Swap Rate. Interest shall be payable quarterly, on the last Business Day of December, March, June and September in each year, commencing with the last Business Day of December 2017, until the principal hereof shall have become due and payable; provided that the Issuer may defer any interest payments due hereunder to the extent permitted by Section 16.3 of the Note Purchase Agreement, and to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal (and any premium due thereon), any overdue payment of interest payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) and during the continuance of an Event of Default, on any such unpaid amounts, at a rate per annum from time to time equal to 2% otherwise 1 25598028 payable hereunder. Payments of principal of and premium and interest on with respect to this Note are to be made in lawful money of the United States of America at [ ] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below. This Note is issued pursuant to the Note Purchase Agreement, dated as of September 29, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the Purchaser named therein and is entitled to the benefits thereof. This Note is subject to optional prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State. CONIFER HOLDINGS, INC. By_________________________ [Title] 25598028